Exhibit 99.1

CITADEL EFT, INC. (CDFT) RESCINDS ALL AGREEMENTS RELATED TO SBLC AND LTN’S

Oceanside, CA.-March 26, 2014- Citadel EFT, Inc. (OTCBB: CDFT) (“Company”), a Wyoming Company, was informed on March 21, 2014, that the U.S. Securities and Exchange Commission (the “Commission”) ordered a suspension on trading of its securities for a ten (10) day period ending on April 3, 2014.  The suspension order was issued over the Commission’s concerns regarding certain public announcements made over the period from January 2014 to the time of the suspension, including the filing of disclosure statements on Form 8 K, specifically relating to transactions regarding Stand By Letters of Credit (“SBLC”) and certain Brazilian Letras Tesouro Nacional (“LTN”) public bonds.  Accordingly, the Company has rescinded all agreements related to the SBLC and LTN public bonds.

CDFT’s management has advised the Commission that at the insistence of  the Company’s securities counsel and external accountants, that CDFT adopt strict financial and accounting procedures and control, which among them include greater due diligence in regard to investment and expansion planning prior to the dissemination of public information.   In compliance with these enhanced accounting procedures and controls, the Company has rescinded all agreements related to the SBLC and LTN public bonds.

Management believes this matter will be resolved within the suspension period without further disciplinary action for the Commission.

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  CDFT has tried to identify, whenever possible, these forward looking statements by the use of words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends”, “potential”, and similar expressions.  CDFT believes these statements reflect the belief of management and are based upon information currently available.  Accordingly, such forward looking statements may involve unknown risks, uncertainties and other factors which could cause actual results, performance or completion of CDFT’s business to differ materially from those expressed in or implied by such statements.  CDFT undertakes no obligation to update or advise in the event of any change, addition, or modification to the information stated in this press release including such forward looking statements.

Contact:

Gary DeRoos

714-423-0701

citadeleftinc@gmail.com.

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